Exhibit 10.59

Grant No.

ENDO HEALTH SOLUTIONS INC.
ENDO STOCK AWARD AGREEMENT

UNDER THE 2010 STOCK INCENTIVE PLAN

This Endo Stock Award Agreement (this “Award Agreement”), is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Endo Health Solutions Inc., a Delaware corporation (the “Company”), and the participant named below (the “Participant”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Endo Health Solutions Inc. 2010 Stock Incentive Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

Name of Participant:

Social Security No.:

Address:

Number of Endo Stock Awards:

Date of Grant:

Vesting Dates:

25% of the Endo Stock Awards on first anniversary of Date of Grant
25% of the Endo Stock Awards on second anniversary of Date of Grant
25% of the Endo Stock Awards on third anniversary of Date of Grant
25% of the Endo Stock Awards on fourth anniversary of Date of Grant

1.    Grant of Endo Stock Awards. The Company hereby grants to the Participant the total number of restricted stock units set forth above (the “Endo Stock Awards”), subject to all of the terms and conditions of this Award Agreement and the Plan.

2.     Form of Payment and Vesting. Each Endo Stock Award granted hereunder shall represent the right to receive one (1) share of Common Stock as of the date of vesting. Except as provided in Section 7 of the Plan or Paragraph 4 of this Award Agreement, such vesting shall occur on the vesting dates set forth above, provided that the Participant is employed by the Company or one of its Subsidiaries on the applicable vesting date. Notwithstanding the above, a share of Common Stock shall be treated as delivered on the applicable vesting date provided that it is delivered on a date following the vesting date that is in the same calendar year as the vesting date or, if later, by the fifteenth day of the third calendar month following the vesting date.

Exhibit 10.59

3.    Restrictions

(a) The Endo Stock Awards granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and shall be subject to a risk of forfeiture until any requirements or restrictions contained in this Award Agreement or in the Plan have been otherwise satisfied, terminated or expressly waived by the Company in writing.

(b) Upon vesting of the Endo Stock Awards, the shares of Common Stock subject to the Endo Stock Awards shall be issued hereunder (provided that such issuance is otherwise in accordance with federal and state securities laws) as soon as practicable thereafter, but in any event no later than the end of the taxable year in which such vesting occurs or, if later, by the 15th day of the third calendar month following the vesting date.

4.     Termination of Employment Services; Disability

(a) Termination of Employment For Cause. Upon the Participant’s termination of employment with the Company and its Subsidiaries for Cause all of the Participant’s unvested Endo Stock Awards shall be forfeited as of such date.
(b) Termination of Employment on Account of Death. Upon termination of the Participant’s employment on account of death, all of the Participant’s unvested Endo Stock Awards shall vest immediately.
(c) Termination of Employment on Account of Voluntary Retirement with Consent of Company. If a Participant voluntarily Retires with the consent of the Company, all of the Participant’s unvested Endo Stock Awards as of the date of termination shall continue to vest in accordance with the original vesting schedule set forth in Paragraph 2 of this Award Agreement.
(d) Disability. If the Participant incurs a Disability that also constitutes a “disability” within the meaning of Section 409A, all of the Participant’s unvested Endo Stock Awards as of the date of such Disability shall continue to vest in accordance with the original vesting schedule set forth in Paragraph 2 of this Award Agreement regardless of any subsequent termination of employment.
(e) Termination of Employment for any Other Reason. Unless otherwise provided in an individual agreement with the Participant, if the Participant has a termination of employment for any reason other than the reasons enumerated in Subparagraphs (a) through (d) above, Endo Stock Awards that are unvested as of date of termination shall be forfeited.
5.    Change in Control. In the event of a Change in Control, the Endo Stock Awards shall be treated in accordance with Section 8 of the Plan.
6.    Change in Control Definition. Notwithstanding anything to the contrary in the Plan, for purposes of this Award Agreement, Change in Control means and shall be deemed to have occurred upon the first of the following events to occur:

Exhibit 10.59

(a) Any “Person” (as defined below) is or becomes the “beneficial owner” (“Beneficial Owner”) within the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its “Affiliates” (as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act)) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of Subparagraph (c) below; or
(b) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
(c) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation which results in (i) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (ii) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or
(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or

Exhibit 10.59

disposition by the Company of all or substantially all of the Company’s assets to an entity (A) at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (B) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.
For purposes hereof, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 15(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
Notwithstanding the foregoing, (i) a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) with respect to any Award that constitutes a deferral of compensation subject to Section 409A of the Code, no such Award shall become payable as a result of the occurrence of a Change in Control unless such Change in Control also constitutes a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code.
7.    No Shareholder Rights Prior to Vesting. The Participant shall have no rights of a shareholder (including the right to distributions or dividends) until shares of Common Stock are issued pursuant to the terms of this Award Agreement.
8.    Endo Stock Award (RSU) Agreement Subject to Plan. This Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern, except as expressly provided by Paragraph 6 of this Award Agreement.
9.    No Rights to Continuation of Employment. Nothing in the Plan or this Award Agreement shall confer upon the Participant any right to continue in the employ of the Company or any Subsidiary thereof or shall interfere with or restrict the right of the Company or its shareholders (or of a Subsidiary or its shareholders, as the case may be) to terminate the Participant’s employment any time for any reason whatsoever, with or without cause.

10.    Tax Withholding. The Company shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from any Endo Stock Awards granted hereunder of compensation payable to the Participant any sums required by federal, state or local

Exhibit 10.59

tax law to be withheld or to satisfy any applicable payroll deductions with respect to the vesting of, lapse of restrictions on, or payment of any Endo Stock Award.

11.    Section 409A Compliance. The Endo Stock Award is intended to comply with Code Section 409A to the extent subject thereto and shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Date of Grant. Notwithstanding any provision in the Plan or Award Agreement to the contrary, no payment or distribution under this Award Agreement that constitutes an item of deferred compensation under Code Section 409A and becomes payable by reason of the Participant’s termination of employment or service with the Company will be made to the Participant until the Participant’s termination of employment or service constitutes a “separation from service” (as defined in Code Section 409A). For purposes of this Award Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Code Section 409A. If a participant is a “specified employee” (as defined in Code Section 409A), then to the extent necessary to avoid the imposition of taxes under Code Section 409A, such Participant shall not be entitled to any payments upon a termination of his or her employment or service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of such Participant’s “separation from service” or (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 9 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Award Agreement will be paid in accordance with the normal payment dates specified for them herein.

12.    Governing Law. This Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

13.    Binding on Successors. The terms of this Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

14.    No Assignment. Notwithstanding anything to the contrary in this Award Agreement, neither this Award Agreement nor any rights granted herein shall be assignable by the Participant.

15.    Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

Exhibit 10.59

16.    Entire Endo Stock Award (RSU) Agreement. This Award Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.

17.    Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Paragraph.

18.    Counterparts. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

19.    Notices. All notices and other communications under this Award Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing to the respective parties named below:

If to Company:    Endo Health Solutions Inc.
1400 Atwater Drive
Malvern, PA 19355
Attention: Treasurer

If to the Participant:    At the address noted above.

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

20.    Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

21.    Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Award Agreement. The Participant has read and understand the terms and provision thereof, and accepts the Endo Stock Awards subject to all the terms and conditions of the Plan and this Award Agreement.

Exhibit 10.59

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date set forth above.

ENDO HEALTH SOLUTIONS INC.
By

Name: David P. Holveck
Title: President & Chief Executive Officer

PARTICIPANT
Signature